Press Release
SANTANDER BANCORP REPORTS RESULTS OF OPERATIONS FOR
THE THIRD QUARTER OF 2007 AND NON CASH
IMPAIRMENT CHARGES OF ITS CONSUMER FINANCE BUSINESS
San Juan, Puerto Rico, November 14, 2007 — Santander BanCorp (NYSE: SBP; LATIBEX: XSBP) (“the Corporation”) reported today its unaudited financial results for the quarter and nine months ended September 30, 2007.
The economy of Puerto Rico continues to be impacted by a 17-month economic recession due to the local government’s budgetary imbalance and a higher cost of living which has impacted consumer spending. Under these challenging conditions, we have made significant loan loss provisions and recognized non-cash impairment charges on our consumer finance business that have resulted in a net loss of $34.3 million for the nine-month period ended September 30, 2007, compared with net income of $33.1 million for the same period in 2006, and net loss of $50.1 million for the quarter ended September 30, 2007, compared with a net income of $8.7 million for the same quarter in 2006.
Financial results for the third quarter and nine months ended September 30, 2007 were principally impacted by the following items:
•	non-cash impairment charges on the consumer finance business of $39.7 million resulting in an overall net loss on Santander Financial Services, Inc. (SFS) of $46.8 million for the third quarter of 2007 and $50.4 million for the nine months ended September 30, 2007;

•	an increase in the provision for loan losses of $27.0 million or 132.1% for the quarter ended September 30, 2007 compared to the same period in 2006 and $56.3 million or 128.2% for the nine-month period ended September 30, 2007 compared to 2006. The $144.5 million allowance for loan losses as of September 30, 2007 represents 2.05% of total loans, 73.3% of non-performing loans and 128.3% of non-performing loans excluding loans secured by real estate;

•	the provision for loan losses represented 154.1% and 160.2% of the net charge-offs for the quarter and nine months ended September 30, 2007, respectively;

•	net interest margin expansion of 15 basis points to 3.76% for the nine-month period ended September 30, 2007 versus the same period in the prior year;

•	an increase in net interest income on a tax equivalent basis of 8.2% to $239.6 million for the nine months ended September 30, 2007 and 1.4% to $77.8 million for the third quarter 2007 when compared to the same period last year;

•	an increase in non-interest income of $13.4 million or 16.1% for the nine-month period ended September 30, 2007 attributed to higher fees in broker-dealer, asset management, insurance and an early cancellation of certain client structured certificates of deposit, and an increase in gain on sale of loans, trading gains and mortgage servicing rights recognized;

•	a decrease of $2.9 million or 3.9% in operating expenses, excluding goodwill and other intangibles impairment charges and stock incentive compensation expense sponsored and reimbursable by Banco Santander, S.A., the majority stockholder (Santander Group), for the third quarter of 2007, when compared to the same periods in 2006

•	after-tax compensation expense related to stock incentive plans sponsored and reimbursable by Santander Group, of $1.1 million and $6.2 million, respectively, for the quarter and nine-month period ended September 30, 2007; and

•	a non-cash charge of $20.0 million related to establishing a valuation allowance against its deferred tax assets from its consumer finance business, mainly related to the goodwill and trade name impairment charges and allowance for loan losses.
The Corporation has taken and continues to proactively take significant measures to face the on-going challenges presented by the Puerto Rico economy:
•	Banco Santander Puerto Rico (BSPR) sold its merchant business to an unrelated third party resulting in a pre-tax gain of $12.3 million that will be recognized in the fourth quarter of 2007. This transaction eliminates the need for additional capital investment to support system enhancements required by the business and results in cost efficiencies in processing and personnel expenses. Through a marketing alliance with the unrelated third party, BSPR expects to offers better merchant products and services to its client base and to promote growth in demand deposit accounts, an attractive source of funding.

•	BSPR sold to an unaffiliated third party the servicing rights with respect to the less profitable and more labor and system intensive lines of its trust business. For the third quarter of 2007, a gain of $382,000 was recognized as a result of the transferred accounts to the third party. BSPR will continue to offer trust services related to transfer and paying agent and IRA accounts. This transaction avoided additional capital investment in the trust business and reduced a significant portion of the labor force dedicated to the business.

•	The Corporation maintains an on-going strict control on operating expenses and an efficiency plan driven to lower its current efficiency ratio. The operating expenses, excluding goodwill and other intangible assets impairment charges and stock incentive compensation expense sponsored by Santander Group, experienced a decrease of $2.9 million or 3.9% and for the third quarter of 2007, when compared to the same period in 2006.

•	The Corporation expects to merge as of December 31, 2007 its mortgage banking subsidiary with Banco Santander Puerto Rico to obtain cost efficiencies and broaden the array of products that current mortgage specialists are offering.

•	The Corporation will continue to monitor non-performing assets and to deploy significant resources to manage the non-performing loan portfolio. Management expects to improve its collection efforts by devoting more full time employees and outside resources. Concurrently, management will continue with its stringent underwriting and lending criteria.
Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

Overview of Results of Operations
For nine-month period and quarter ended September 30, 2007, net income and other selected financial data, as reported are the following:

	Nine Months Ended		Three Months Ended
($ in millions, except earnings per share)	30-Sep-07	30-Sep-06	30-Sep-07	30-Sep-06
Net (Loss) Income	$(34.3)	$33.1	$(50.1)	$8.7
EPS	$(0.73)	$0.71	$(1.07)	$0.19
ROA	-0.50%	0.51%	-2.14%	0.39%
ROE	-7.85%	7.94%	-34.58%	6.08%
Efficiency Ratio (*)	65.59%	67.25%	68.81%	70.56%

(*)	Operating expenses, excluding goodwill and trade name impairment charges, divided by net interest income on a tax equivalent basis, plus other income, excluding gain on sale of securities.
The following table provides the non-GAAP financial measures for the nine month-period and quarter ended September 30, 2007:

	Nine Months Ended		Three Months Ended
($ in millions net of tax, except earnings per share)	30-Sep-07	30-Sep-06	30-Sep-07	30-Sep-06
Goodwill and trade name impairment charges	$39.7	$—	$39.7	—
Compensation expense sponsored by Santander Group (net of tax)	$6.2	$—	$1.1	$—

The non-GAAP selected financial data for the nine month-period and quarter ended September 30, 2007 are as follows excluding the consumer finance impairment charges and the compensation expense sponsored by Santander Group:

($ in millions net of tax, except earnings per share)	Nine Months Ended		Three Months Ended
	30-Sep-07	30-Sep-06	30-Sep-07	30-Sep-06
Net Income (Loss)	$11.6	$33.1	$(9.3)	$8.7
EPS	$0.25	$0.71	$(0.20)	$0.19
ROA	0.17%	0.51%	-0.40%	0.39%
ROE	2.66%	7.94%	-6.41%	6.08%
Efficiency Ratio (*)	62.58%	67.25%	67.13%	70.56%

(*)	Operating expenses, excluding goodwill and trade name impairment charges, divided by net interest income on a tax equivalent basis, plus other income, excluding gain on sale of securities.
Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

Consumer Finance Business (Island Finance)
As stated with the publication of the financial results for the second quarter of 2007 due to unfavorable market conditions in Puerto Rico, the Corporation decided to perform a valuation of the goodwill and intangibles for its consumer finance business as of July 1, 2007. As a result of such valuation analysis performed with the assistance of an independent valuation specialist, the Corporation has recorded impairment adjustment charges of $39.7 million during the third quarter of 2007.
The table below presents condensed results of operations and selected financial information of the consumer finance business for the quarters and nine months ended September 30, 2007 including certain supplemental information, such as insurance commissions related to the consumer finance loan portfolio and interest expense mark-up charged by the Corporation.

	Quarter Ended		Nine-Month Period Ended
Santander Financial Services	Sep-07	Sep-06	Sep-07	Sep-06*
Condensed Statements of Income	($ in thousands)		($ in thousands)
Interest income	$34,590	$35,078	$105,947	$83,149
Interest expense	(8,904)	(10,538)	(28,112)	(24,456)

Net interest income	25,686	24,540	77,835	58,693
Provision for loan losses	(17,300)	(14,400)	(51,374)	(27,513)

Net interest income after provision for loan losses	8,386	10,140	26,461	31,180
Other income	298	175	2,367	202
Goodwill and ther intangibles impairment charges	(39,705)	—	(39,705)	—
Operating expenses	(12,978)	(13,036)	(39,018)	(31,796)

Net loss before tax	(43,999)	(2,721)	(49,895)	(414)
Income tax (expense) benefits	(2,778)	1,108	(487)	150

Net loss	$(46,777)	$(1,613)	$(50,382)	$(264)

Other indirect benefits derived from Santander Financial Services:
Credit insurance commissions, net of income tax	$737	$1,040	$2,431	$2,126
Interest expense mark-up, net of income tax	$191	$773	$572	$1,808

	Quarter Ended		Nine-Month Period Ended
	Sep-07	Sep-06	Sep-07	Sep-06*
Other Selected Information

Total Assets	$668,981	$772,375	$668,981	$772,375
Gross loans, net of unearned income	607,624	638,246	607,624	638,246
Net loans	546,197	609,350	546,197	609,350
Allowance for loan losses	61,427	28,896	61,427	28,896
Non performing loans	37,039	27,052	37,039	27,052
Accruing loans past due 90 days or more	1,822	11,050	1,822	11,050
Net interest margin	18.39%	16.03%	17.50%	16.70%

(*)	includes seven months of operations
Financial Strength
The following table presents the major categories of non-performing loans, the variances for the periods indicated and selected principal asset quality ratios:
Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

				Var Sep07/		Var Sep07/
	Sep-07	Dec-06	Sep-06	Sep06		Dec06
	($ in thousands)
Past-due loans excluding Island Finance:
Non performing loans:
Residential Mortgage	$46,626	$31,263	$30,008	$16,618		$15,363
Consumer	10,194	7,590	6,131	4,063		2,604
Commercial and other	103,263	43,268	45,627	57,636		59,995

	160,083	82,121	81,766	78,317		77,962
Accruing loans past-due 90 days or more	5,312	11,344	7,519	(2,207)		(6,032)

Total past due loans, excluding Consumer Finance	165,395	93,465	89,285	76,110		71,930

Past-due loans Island Finance:
Consumer Finance — Non performing loans	37,039	24,731	27,052	9,987		12,308
Accruing loans past-due 90 days or more	1,822	9,594	11,050	(9,228)		(7,772)

Consumer Finance Past due loans	38,861	34,325	38,102	759		4,536
Total past-due loans	$204,256	$127,790	$127,387	$76,869		$76,466

Non-performing loans to total loans	2.80%	1.54%	1.63%	117	bp	126	bp
Allowance for loan losses to total loans	2.05%	1.54%	1.41%	64	bp	51	bp
Allowance for loan losses to Non-performing loans	73.33%	100.01%	86.53%	-1320	bp	-1320	bp
Annualized net-charge-offs to average loans	1.19%	0.93%	0.71%	48	bp	48	bp
As of September 30, 2007, total capital to risk-adjusted assets (BIS ratio) reached 10.69% and Tier I capital to risk-adjusted assets and leverage ratios were 7.61% and 5.44%, respectively.
Availability on Website
The Corporation makes available additional financial information on the Corporation’s website at www.santandernet.com, and can be accessed by clicking on “Investor Relations” on the website main page and clicking on “Financial Highlights on Excel”.
Institutional Background
Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange (SBP) and on Latibex (Madrid Stock Exchange) (XSBP). 91% of the outstanding common stock of Santander BanCorp is owned by Banco Santander, S.A (Santander). The Corporation has five wholly owned subsidiaries, Banco Santander Puerto Rico, Santander Securities Corporation, Santander Financial Services, Inc., Santander Insurance Agency, Inc. and Island Insurance Corporation. Banco Santander Puerto Rico has been operating in Puerto Rico for nearly three decades. It offers a full array of services through 61 branches in the areas of commercial, mortgage and consumer banking, supported by a team of over 1,100 employees. Santander Securities offers securities brokerage services and provides portfolio management services through its wholly owned subsidiary Santander Asset Management Corporation. Santander Financial Services, Inc. offers consumer finance products through its network of 69 branches throughout the Island. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. For more information, visit the Company’s website at www.santandernet.com.
Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437

Santander (SAN.MC, STD.N) is the largest bank in the euro zone by market capitalization and seventh in the world by profit. Founded in 1857, Santander has EUR 885,603 million in assets and EUR 1,071,815 million in managed funds, 69 million customers, 11,092 branches and a presence in 40 countries. It is the largest financial group in Spain and Latin America, and is the sixth largest bank in the United Kingdom, through its Abbey subsidiary, and is the third largest banking group in Portugal. Through Santander Consumer Finance, it also operates a leading in 12 European countries (Germany, Italy and Spain, among others) and the United States. In the first half 2007, Santander registered €4,458 million in net attributable profits, an increase of 39% from the previous year.
In Latin America, Santander manages over US$200 billion in business volumes (loans, deposits, mutual funds, pension funds and managed funds) through 4,481 offices. In the first half 2007, Santander reported $1,807 million in net attributable income in Latin America, 28% higher than the prior year.
For more information contact:
María Calero (787) 777-4437
Evelyn Vega (787) 777-4546
This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, its beliefs and its management’s assumptions. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact information: Evelyn Vega 787-777-4546 / María Calero 787-777-4437